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                                                                      EXHIBIT 23



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-48027, 333-20721 and 333-40317) pertaining to the Employee Stock Option Plan, the Nonqualified Stock Option Plan for Nonemployee Directors and the Employee Stock Purchase Plan, respectively of our report dated January 18, 2002 with respect to the financial statements and schedule of USA Truck, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                        ERNST & YOUNG LLP

Little Rock, Arkansas
March 22, 2002



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